UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 6, 2015

MURPHY USA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35914	46-2279221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas		71730-5836
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (870) 875-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, Mr. Jeffrey A. Goodwin (“Executive”) Senior Vice President, Retail Operations, announced his retirement from the Company (see the Company’s Report on Form 8-K filed with the Commission on February 12, 2015).  In consideration of Executive’s release of claims against the Company and agreement to certain restrictive covenants, on March 6, 2015, the Company and Executive entered into a Retirement Agreement (the “Agreement”).  Under the Agreement, Executive will receive a cash payment of $332,500, payable in four equal quarterly installments and a lump sum cash payment of $31,972 to compensate him for unused vacation time. Awards under the Company’s Long-term Incentive Plan will be treated in accordance with the terms of the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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MURPHY USA INC.
Date:	March 10, 2015	By:	/s/ Donald R. Smith, Jr.
			Name:	Donald R. Smith, Jr.
			Title:	Vice President and Controller